SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.           )
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ZBB Energy Corporation

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ZBB ENERGY CORPORATION
N93 W14475 Whittaker Way
Menomonee Falls, Wisconsin 53051

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
SECURITY OWNERSHIP OF MANAGEMENT
EXECUTIVE COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
LEGAL PROCEEDINGS
SIGNIFICANT EMPLOYEES
AUDIT COMMITTEE REPORT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SUBMISSION OF SHAREHOLDER PROPOSALS
OTHER MATTERS
APPENDIX A

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
December 12, 2007

To the Shareholders of ZBB Energy Corporation:

The 2007 Annual Meeting of Shareholders of ZBB Energy Corporation will be held at the principal executive offices of ZBB Energy Corporation, N93 W14475 Whittaker Way, Menomonee Falls, Wisconsin 53051, on December 12, 2007 at 10:00 a.m., local time, for the following purposes:

(1) To elect one director to serve until 2010 as a Class III director;

(2) To approve the 2007 Equity Incentive Plan of ZBB Energy Corporation;

(3) To ratify the appointment of PKF as our independent auditors for fiscal 2008; and

(4) To transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on November 7, 2007 are entitled to notice of and to vote at the annual meeting and at all adjournments of the annual meeting.

Holders of one-quarter of the outstanding shares must be present in person or by proxy in order for the annual meeting to be held. Therefore, whether or not you expect to attend the annual meeting in person, you are urged to vote by completing and returning the accompanying proxy in the enclosed envelope. If you attend the meeting and wish to vote your shares personally, you may do so by revoking your proxy at any time prior to the voting thereof. In addition, you may revoke your proxy at any time before it is voted by advising the Secretary of ZBB Energy Corporation in writing (including executing a later-dated proxy) of such revocation.

Geoffrey David Hann, Secretary

November 16, 2007

ZBB ENERGY CORPORATION
N93 W14475 Whittaker Way
Menomonee Falls, Wisconsin 53051

November 16, 2007

PROXY STATEMENT

Unless the context requires otherwise, all references to “we”, “us” or “our” refer to ZBB Energy Corporation and its subsidiaries. Our fiscal year ends on June 30 of each year. In this proxy statement, we refer to fiscal years by reference to the calendar year in which they end (e.g., the fiscal year ended June 30, 2007 is referred to as “fiscal 2007”).

The enclosed proxy is solicited by the board of directors of ZBB Energy Corporation for use at the Annual Meeting of Shareholders to be held at 10:00 a.m., local time, on December 12, 2007, or at any postponement or adjournment of the annual meeting, for the purposes set forth in this proxy statement and in the accompanying notice of annual meeting of shareholders. The annual meeting will be held at the principal executive offices of ZBB Energy Corporation, N93 W14475 Whittaker Way, Menomonee Falls, Wisconsin 53051.

The expenses of printing and mailing proxy material, including expenses involved in forwarding materials to beneficial owners of stock, will be paid by us. No solicitation other than by mail is contemplated, except that our officers or employees may solicit the return of proxies from certain shareholders by telephone.

Only shareholders of record at the close of business on November 7, 2007 are entitled to notice of and to vote the shares of our common stock, $.01 par value, registered in their name at the annual meeting. As of the record date, we had outstanding 10,512,262 shares of common stock. The presence, in person or by proxy, of one-quarter of the shares of the common stock outstanding on the record date will constitute a quorum at the annual meeting. Abstentions and broker non-votes, which are proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which brokers or nominees do not have discretionary power to vote, will be treated as present for purposes of determining the quorum. Each share of common stock entitles its holder to cast one vote on each matter to be voted upon at the annual meeting. With respect to the proposal to elect the individual nominated to serve as a Class III director by the board of directors, the proposal regarding approval of the 2007 Equity Incentive Plan and the proposal to ratify the appointment of PKF as our independent auditors for fiscal 2008, abstentions and broker non-votes will not be counted as voting on the proposals.

This proxy statement, notice of annual meeting of shareholders and the accompanying proxy card, together with our annual report to shareholders, including financial statements for fiscal 2007, are being mailed to shareholders commencing on or about November 16, 2007.

If the accompanying proxy card is properly signed and returned to us and not revoked, it will be voted in accordance with the instructions contained in the proxy card. Each shareholder may revoke a previously granted proxy at any time before it is exercised by submitting written notice of revocation or a duly executed proxy bearing a later date to the secretary of ZBB Energy. Attendance at the annual meeting will not, in itself, constitute revocation of a proxy. Unless otherwise directed, all proxies will be voted FOR the election of the individual nominated to serve as a Class III director by the board of directors, FOR the approval of the 2007 Equity Incentive Plan, FOR ratification of the appointment of PKF as our independent auditors for fiscal 2008, and as recommended by the board of directors with regard to all other matters or, if no such recommendation is given, in the discretion of the individuals to whom the proxies are given.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table lists as of the record date information as to the persons believed by us to be beneficial owners of more than 5% of our outstanding common stock:

	Amount and
	Nature of
	Beneficial		Percent of
Name and Address of Beneficial Owners	Ownership		Class(1)

GLG Partners LP	1,722,193	(2)	16.38%
1 Curzon Street London W1J 5HB United Kingdom

(1)	Based on 10,512,262 shares of common stock outstanding as of the record date.

(2)	Based on a Statement of Change in Beneficial Ownership on Form 4 dated August 14, 2007. Representing 1,110,698 shares held by the GLG Global Utilities Fund and 611,495 shares held by other funds managed by GLG Partners, LP (the “Other GLG Funds”). GLG Partners, LP, which serves as the investment manager to GLG Global Utilities Fund and the Other GLG Funds, may be deemed to be the beneficial owner of all shares owned by GLG Global Utilities Fund and the Other GLG Funds. The address provided is the address of GLG Partners, LP. GLG Partners Limited, which serves as the general partner of GLG Partners, LP, and each of Noam Gottesman, Pierre Lagrange and Emmanuel Roman, who serve as managing directors of GLG Partners Limited with the power to exercise investment discretion, may be deemed to be the beneficial owner of all shares owned by GLG Global Utilities Fund and the Other GLG Funds. Each of GLG Partners LP, GLG Partners Limited and Messrs. Gottesman, Lagrange and Roman, disclaim any beneficial ownership of any such shares, except for its or his indirect pecuniary interests.

1.	ELECTION OF DIRECTORS

Our board of directors has five members and is divided into three classes, designated as Class I, Class II and Class III, with staggered terms of three years each. The term of office of the director in Class III expires at the annual meeting. The board of directors proposes that the nominee described below, who is currently serving as a Class III director, be elected as a Class III director for a new term of three years ending at the 2010 annual meeting of shareholders and until his successor is duly elected except as otherwise provided in the Wisconsin Business Corporation Law. Mr. Mundell was appointed to the board of directors in June 2007 upon completion of our initial public offering after being recommended for appointment to the board of directors by our chief executive officer, Robert J. Parry.

The nominee receiving the largest number of affirmative votes cast will be elected as a director up to the maximum number of directors to be chosen at the election. Accordingly, any shares not voted affirmatively, whether by abstention, broker non-vote or otherwise, will not be counted as affirmative votes cast for the director.

Name and Age	Principal Occupation and Directorships

NOMINEE FOR DIRECTOR — CLASS III
William A. Mundell Age 47	Mr. Mundell was appointed as a director upon the closing of our initial public offering in June 2007. Since 2003, Mr. Mundell has been chairman and chief executive of Vidyah Corp., an educational technology company. Between 1998 and 2003, Mr. Mundell was Chairman of Trade, Inc., a competitive intelligence company specializing in international trade information and controlled by Bain Capital and Sutter Hill. Between 1987 and 1998, Mr. Mundell served as an officer of WEFA, an economic forecasting company. Mr. Mundell received a B.A. degree in Economics and Political Science from Carlton University in Canada, and an MBA in Finance and Masters Degree in International Economics and Public Finance in 1982 and 1984, respectively, from Columbia University.

Name and Age	Principal Occupation and Directorships

CONTINUING DIRECTORS

Class I Directors (term expiring 2008)
Robert John Parry Age 57	Mr. Parry has been a director and chief executive officer since 1998, and has held similar positions with our subsidiaries since co-founding ZBB Energy in 1982. Mr. Parry obtained an accounting degree from The Western Australia Institute of Technology (Curtin University) in 1973 and he is a Fellow of CPA Australia.
Richard Andrew Payne Age 52	Mr. Payne has been a director since 1998 and chairman of the board since 2004. Mr. Payne is the principal of Richard Payne & Associates and is a commercial lawyer who has practiced as a corporate and commercial attorney in Australia for over 25 years. Mr. Payne has been a director of Agri Energy Limited since 2002 and of the Broome International Airport Group of companies since 2001. Richard Payne & Associates acted as a legal adviser to ZBB Energy and its predecessor between 1993 and 2005. Mr. Payne received his Bachelor of Jurisprudence (Hons) in 1980 and Bachelor of Law in 1981 from the University of Western Australia.

Class II Directors (term expiring 2009)
Geoffrey David Hann Age 46	Mr. Hann has been a director, chief financial officer and secretary since 1998 and has held similar positions with our subsidiaries since 1992. Prior to that, Mr. Hann spent two years as a financial analyst with the Midland Banking Group in the United Kingdom. Mr. Hann holds a Bachelor of Business Studies degree with a triple major in Accounting, Finance and Business Administration earned from Churchlands College of Advanced Education (currently known as Edith Cowen University) in Western Australia in 1981 and is an Associate of CPA Australia. On November 7, 2007, Mr. Hann announced his resignation as a director and officer of ZBB Energy effective on December 31, 2007.
Manfred Emanuel Birnbaum Age 73	Mr. Birnbaum was appointed as a director upon the closing of our initial public offering in June 2007. Since 1994, Mr. Birnbaum has been an independent management consultant in the energy and power industries. Mr. Birnbaum’s consulting services include assistance on divestitures, contract dispute resolution, technology licensing, and developing marketing strategies. From 1982 to 1985, Mr. Birnbaum was chief executive officer of English Electric Corp., a wholly owned subsidiary of General Electric Company of England. Prior to that, Mr. Birnbaum held various senior management positions at Westinghouse Electric Corporation between 1958 and 1982. Mr. Birnbaum earned a B.A. in mechanical engineering from Polytechnic Institute of the City University of New York in 1957 and a Masters Degree in electrical engineering from the University of Pennsylvania.

Name and Age	Principal Occupation and Directorships

OTHER MANAGEMENT
Steven Allen Seeker Age 57	Mr. Seeker has been our chief operating officer since June 2006. From 2000 to June 2006, Mr. Seeker was Vice President, International Sales and Operations, of Cooper Power Systems, Inc., a manufacturer of electric power systems where he was responsible for Cooper Power’s international shipments, four international plants, and a network of sales representatives and direct employees in more than 75 countries. Prior to being appointed as Vice President and since 1974, Mr. Seeker held various other executive and non executive positions with Cooper Power and its predecessor company, McGraw-Edison. Mr. Seeker was President of the U.S. National Committee of the International Electrotechnology Commission from 2000 to 2005, an American National Standards Institute Board of Directors, Executive Committee, and International Committee member from 2000 to 2005 and a representative on the IEEE Standards Association Board of Governors in 2001. Mr. Seeker was most recently awarded the 2006 Astin-Polk International Standards Medal by ANSI. Mr. Seeker obtained both Bachelors and Masters degrees in Electrical Engineering received from New Mexico State University in 1973 and 1974, respectively.

Meetings and Committees of the Board

The board of directors has standing audit, compensation, and nominating committees. The board of directors held four meetings and took action by written consent in lieu of a meeting once during fiscal 2007. Each director attended at least 75% of the full board meetings and meetings of committees on which each served in the same period. ZBB Energy does not have a policy regarding board members’ attendance at the annual meeting of shareholders.

The audit committee assists the board of directors in the oversight of the audit of our consolidated financials statements and the quality and integrity of our accounting, auditing and financial reporting process. The audit committee is responsible for making recommendations to the board concerning the selection and engagement of independent registered public accountants and for reviewing the scope of the annual audit, audit fees, results of the audit and auditor independence. The audit committee also reviews and discusses with management and the board of directors, such matters as accounting policies, internal accounting controls and procedures for preparation of financial statements. The audit committee is required at all times to be composed exclusively of directors who, in the opinion of our board of directors, are free from any relationship that would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles. Our audit committee is composed of Mr. Payne (Chairman), Mr. Mundell and Mr. Birnbaum. We believe that Messrs. Payne, Mundell and Birnbaum are independent directors as required by the listing requirements for the AMEX stock market. Our board has determined that both Mr. Payne and Mr. Mundell qualify as an “audit committee financial expert” as defined under Item 407(d) of Regulation S-B. The audit committee met twice during fiscal 2007.

The compensation committee evaluates the performance of our senior executives, considers design and competitiveness of our compensation plans, reviews and approves senior executive compensation and administers our equity and stock option plans. Our compensation committee is composed of Messrs. Payne (Chairman), Mundell and Birnbaum. Prior to September of 2006, we did not have a compensation committee and compensation related matters were instead handled by the board. The compensation committee did not meet during fiscal 2007.

The nominating committee, established after our initial public offering in June 2007, evaluates candidates nominated for director positions. This committee is composed of Messrs. Payne (Chairman), Mundell and Birnbaum. This committee is charged with evaluating candidates and making nominations for board members. The composition of the board should encompass a broad range of skills, expertise, industry knowledge and diversity of opinion. When nominating director candidates, the nomination committee will review the appropriate skills and characteristics required of board members in the context of the current make-up of the board, including such factors as business experience, diversity, and personal skills in energy industry matters, finance, marketing, international business, financial reporting and other areas that are expected to contribute to an effective board. The nominating committee met once during fiscal 2007.

The nominating committee will consider candidates nominated by shareholders in accordance with our Shareholder Director Nomination Policy. Under this policy, nominations other than those made by the board of directors or the nominating committee, must be made pursuant to timely notice in proper written form to the secretary of ZBB Energy. To be timely, a shareholder’s request to nominate a person for election to the board at an annual meeting of shareholders, together with the written consent of such person to serve as a director, must be received by the secretary of ZBB Energy not less than 90 days nor more than 150 days prior to the anniversary of the annual meeting of shareholders held in the prior year. To be in proper written form, the notice must contain certain information concerning the nominee and the shareholder submitting the nomination.

The charters of the audit, compensation and nominating committees and the Shareholder Director Nomination Policy may be viewed on our website at www.zbbenergy.com/investorrelations.

Shareholders wishing to communicate with members of the Board of Directors may direct correspondence to such individuals c/o Geoffrey D. Hann, Secretary, N93 W14475 Whittaker Way, Menomonee Falls, Wisconsin 53051. The Secretary will regularly forward such communications to the appropriate board member(s).

SECURITY OWNERSHIP OF MANAGEMENT

Set forth in the table below, as of the record date, are the shares of common stock beneficially owned by each director and nominee, each of the named executive officers, and all of our directors and executive officers as a group and the shares of common stock that could be acquired within 60 days of the record date by such persons.

	Common Stock
	Beneficially		Percent of
Name of Beneficial Owner	Owned		Class(1)

Richard A Payne	174,572	(2)	1.7%
Robert J. Parry	553,965	(3)	5.3%
Geoffrey D. Hann	212,041	(4)	2.0%
William Mundell	0		*
Manfred E. Birnbaum	500		*
Steven Seeker	9,411		*
All Directors and Executive Officers as a group	950,489		9.0%

*	Less than 1% of the outstanding Common Stock.

(1)	Based on 10,512,262 shares of common stock outstanding as of the record date.

(2)	Includes (i) 8,470 shares issuable upon exercise of options at $4.25 per share which expire on January 2, 2008 and 2009, (ii) 17,647 shares issuable upon exercise of options at $5.61 per share which expire on May 6, 2008 and (iii) 50,000 shares underlying options expiring June 20, 2012, exercisable at $3.82 per share which vested on June 20, 2007 along with the closing of our initial public offering. Also includes (i) 75,043 shares and (ii) 1,618 options held by an affiliate of Mr. Payne, Geizo Pty. Ltd, as trustee for the RA Payne Family Trust (the “Payne Family Trust”); and 17,206 shares held by Geizo Pty Ltd. as trustee for the RA Payne Super Fund.

(3)	Includes (i) 2,706 options, (ii) 87,907 shares issuable upon exercise of options at A$8.50 (US$6.375) per share expiring March 30, 2010 and (iii) 100,000 shares underlying options expiring June 20, 2012, exercisable at $3.82 per share which vested on June 20, 2007 upon the closing of our initial public offering. Also includes (i) 330,000 shares held by Mr. Robert Parry and his son, Gareth Parry, as trustee for the FEIM

Trust (the “FEIM Trust”), the beneficiaries of which include the heirs of Frank Ernest Parry, Mr. Robert Parry’s father, (ii) 706 shares held by Mr. Parry’s spouse, (iii) 750 shares, his pro rata portion of shares held in a partnership in which Mr. Parry is a partner, and (iv) 617 shares, his pro rata portion of shares held in a partnership in which Mr. Parry is a partner. Mr. Parry has voting and dispositive control over all shares held by the FEIM Trust or in partnership with others.

(4)	Includes (i) 3,350 options and (ii) 100,000 shares underlying options expiring June 20, 2012, exercisable at $3.82 per share which vested on June 20, 2007 upon the closing of our initial public offering. Also includes (i) 10,353 shares and (ii) 691 options held in Mr. Hann’s Australian superannuation fund accounts (retirement account).

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation awarded to, or earned by, our chief executive officer and all other executive officers serving as such at the end of fiscal 2007 whose total compensation exceeded $100,000.

				Stock	Option		All Other
		Salary	Bonus	Awards	Awards		Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)		($)	($)

Robert J. Parry Chief Executive Officer	2007	213,267	0	0	68,000	(1)	0	281,267
Geoffrey D. Hann Chief Financial Officer and Principal Financial Officer	2007	181,872	0	0	68,000	(1)	0	249,872
Steven A. Seeker Chief Operating Officer	2007	150,000	0	0	0		0	150,000

(1)	The value of options in this table includes the dollar amount recognized by ZBB Energy for financial statement reporting purposes in accordance with FAS 123R in fiscal 2007 for awards of stock options that vested during fiscal 2007. For a discussion of valuation assumptions, see Note 17 to ZBB Energy’s Consolidated Financial Statements included in ZBB Energy’s Form 10-KSB for fiscal 2007.

Option Grants Made in Fiscal 2007

On September 29, 2006, the compensation committee granted to each of Messrs. Parry and Hann under the 2005 Stock Option Plan an option to purchase 100,000 shares of common stock at an exercise price of $3.82 per share, which amount is 20% higher than the weighted average market price for shares on ASX over the last 20 days on which sales in shares were recorded on ASX immediately preceding the date of grant of the options. The options provided that they would not vest until we completed our initial public offering and were listed on AMEX. The grants were presented to and approved by our shareholders at our shareholder meeting on January 30, 2007 and vested in full upon the closing of our initial public offering in June 2007.

Employment Agreements

Robert Parry has entered into an employment agreement with us to act as chief executive officer for a period expiring on June 30, 2009 on normal commercial terms and conditions and is paid a remuneration package totaling $213,267 per annum exclusive of any options granted to him.

Geoffrey Hann has entered into an employment agreement with us to act as chief financial officer for a period expiring on June 30, 2009 on normal commercial terms and conditions and is paid a remuneration package totaling $181,872 per annum exclusive of any options granted to him.

The employment agreements with Mr. Parry and Mr. Hann each also provide that effective upon our listing on the AMEX and delisting from the ASX, if we terminate the employment agreement prior to its expiration for any reason other than for cause, we must pay the employee his annual remuneration, and he is entitled to receive all benefits that he was receiving on the date of his termination of employment, for the greater of 18 months or the remaining term of the agreement. Furthermore, all unvested options shall vest and become immediately exercisable. If the employment agreement is not terminated prior to its expiration, we must continue to pay the employee his annual salary for an additional 18 months upon expiration of the employment agreement.

The employment agreement contains covenants prohibiting the employee from competing with ZBB Energy during his employment and at any time during the 18 months following termination for any reason and a requirement for the employee to keep all information strictly confidential during his employment and for a period of three years after termination of employment.

We will reimburse our officers and directors for all reasonable and necessary business expenses incurred in the interest of ZBB Energy. The officer or director seeking reimbursement is required to submit an itemized account of such expenditures establishing that the expenses incurred were ordinary and necessary business expenses.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning unexercised options for each named executive officer outstanding as of June 30, 2007.

	Option Awards				Stock Awards
	Number of	Number of			Number of
	Securities	Securities			Shares or Units	Market Value of
	Underlying	Underlying			of Stock That	Shares of Units
	Unexercised	Unexercised	Option	Option	Have Not	of Stock That
	Options (#)	Options (#)	Exercise	Expiration	Vested	Have Not
Name	Exercisable	Unexercisable	Price ($)	Date	(#)	Vested ($)

Robert J. Parry	100,000	0	3.82	6/20/2012	0	0
(Chief Executive Officer)	87,907	0	6.38	3/30/2010	0	0
Geoffrey D. Hann	100,000	0	3.82	6/20/2012	0	0
(Chief Financial Officer and Principal Financial Officer)
Steven A. Seeker	0	0	0	0	0	0
(Chief Operating Officer)

Director Compensation

The following table provides information regarding the compensation of the directors for fiscal 2007. Compensation information for directors Robert J. Parry and Geoffrey D. Hann is fully reflected in the “Summary Compensation Table” under the “Executive Compensation” section.

	Fees
	Earned or	Stock	Option		All Other
	Paid in	Awards	Awards		Compensation	Total
Name	Cash ($)	($)	($)		($)	($)

Richard Andrew Payne (Chairman)	55,386	0	34,000	(1)	0	89,386
William Mundell	0	0	0		0	0
Manfred Emanuel Birnbaum	0	0	0		0	0

(1)	Upon completion of our initial public offering in June 2007 and our listing on AMEX, Richard Payne was granted a fully vested option to purchase 50,000 shares of our common stock expiring June 20, 2012, exercisable at $3.82 per share. This amount represents the dollar amount recognized by ZBB Energy for financial statement reporting purposes in accordance with FAS 123R in fiscal 2007. For a discussion of valuation assumptions, see Note 17 to ZBB Energy’s Consolidated Financial Statements included in ZBB Energy’s Form 10-KSB for fiscal 2007.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During fiscal 2006 and 2007, the following related party transactions occurred.

By a lease dated October 31, 2001 between the Barrington Street Partnership (in respect of which Robert Parry, Geoffrey Hann and Richard Payne comprise three of the four partners) as landlord, ZBB Technologies, Ltd. as tenant and ZBB Energy as guarantor, as varied by a deed of variation between such parties dated June 15, 2002, the premises at 240 Barrington Street, Bibra Lake, Western Australia are leased by ZBB Technologies Ltd. for a period of 5 years commencing November 1, 2001. The current rental is A$66,500 per annum based on an independent rental valuation in June 2004. ZBB Technologies, Ltd. has two options of renewal, each of five years and an option to buy the property at any time during the term or any extended term after July 31, 2006 at the then current market value. ZBB Technologies, Ltd. has exercised its option to renew the lease for the first five year term commencing November 1, 2006. Moreover, it is our intention to obtain estimates from unaffiliated third parties for similar goods or services to ascertain whether such transactions with affiliates are on terms that are no less favorable to us than are otherwise available from unaffiliated third parties.

We believe that we have executed the transaction set forth above on terms no less favorable to us than we could have obtained from unaffiliated third parties on an arms-length transaction. Additionally, the foregoing transaction has been approved by both a majority of the board and a majority of disinterested directors. It is our intention to ensure that all future transactions including loans or any other transactions or commitments between us, our officers and directors and their affiliates are approved by a majority of the disinterested board members, and are on terms obtained at an arms-length transactions that are no less favorable to us than we could obtain from unaffiliated third parties. Moreover, it is our intention to obtain estimates from unaffiliated third parties for similar goods or services to ascertain whether such transactions with affiliates are on terms that are no less favorable to us than are otherwise available from unaffiliated third parties.

LEGAL PROCEEDINGS

On July 23, 2007, Thomas G. Folliard, a former director of ZBB Energy who resigned in August 2006, filed suit against us for $75,000 for what he alleges is outstanding compensation he is owed for his service as a director. (Case No. 07-CV-2006, State of Wisconsin, Milwaukee County Circuit Court). While we have reserved for certain fees to Mr. Folliard, we believe that Mr. Folliard’s claim is without merit. Other then the foregoing, there are no pending legal proceedings against us.

SIGNIFICANT EMPLOYEES

The following table contains information about certain of our “significant employees” as required by the SEC rules. These employees are non-executive employees who we expect to make a significant contribution to the business.

Name and Age	Principal Occupation

Bjorn Jonshagen Age 51	Senior Engineer. Mr. Jonshagen has been managing our Australian research and development since 1992, and was part of the Australian research and development team since 1986. Mr. Jonshagen is a co-developer of some of our intellectual property. Prior to joining us in 1986, Mr. Jonshagen gained extensive experience as a design engineer for wind turbine generators, plate heat exchangers and various valve products. Mr. Jonshagen holds a Masters of Science degree in Mechanical Engineering which he received in 1979 from Lund University of Technology, Sweden, and a Masters of Science degree in Mechanical Engineering Materials Science which he received in 1980 from the University of Hawaii, Honolulu.

Name and Age	Principal Occupation

Peter Lex Age 45	Vice President, Manufacturing. Mr. Lex joined Johnson Controls Battery Group in 1990 and has been our senior systems engineer since we acquired this division from Johnson Controls in 1994. He has coordinated extensive laboratory testing and qualification of zinc-bromine batteries and electrochemical capacitors. He has organized the research in materials development and conducted electrochemical testing of battery components and has developed electrode and separator materials and processing techniques that improved the performance and life expectancy of the batteries. He has been the principal U.S. research and development scientist for us since 1994 and coordinates the entire group’s materials research activities. He is a co-developer of our U.S. intellectual property. Mr. Lex holds a Bachelor of Science degree in Chemical Engineering which he received in 1984 from The University of Wisconsin-Madison and Master of Science degree in Chemical Engineering which he received in 1988 from The University of Connecticut, Storrs.
Michael Hughes Age 52	Vice President, Systems Engineering. Mr. Hughes joined Johnson Controls Battery Group in 1991 and has been our senior systems engineer since we acquired this division from Johnson Controls in 1994. He managed the eight member development team that built, tested and demonstrated the initial 100kWh system utilizing on-board computers, PC-based controls and automated communication systems. Mr. Hughes was also a core team member of the Johnson Controls Inc. electric vehicle race team that demonstrated a zinc-bromine battery powered car capable of a top speed of 95 mph. Prior to joining the zinc-bromine research group at Johnson Controls Inc, he held positions as a research assistant and then project assistant at University of Wisconsin-Milwaukee Department of Physics. Mr. Hughes holds a Bachelor of Science degree which he received in 1987 and a Masters of Science in Physics which he received in 1991, from the University of Wisconsin-Milwaukee.

2.	APPROVAL OF THE 2007 EQUITY INCENTIVE PLAN OF ZBB ENERGY CORPORATION

The following discussion is qualified in its entirety by the text of the 2007 Equity Incentive Plan which is attached to this proxy statement as Appendix A.

General

At the annual meeting, you will be requested to approve the 2007 Equity Incentive Plan which was adopted by the compensation committee and the board of directors on November 7, 2007, subject to approval of the shareholders at the annual meeting. The plan is being proposed for shareholder approval in order for us to make options, restricted stock and restricted stock units available for grants to our employees and directors. The plan will not be implemented unless shareholder approval is received.

The purpose of the plan is to provide for compensation alternatives for certain employees and directors using or based on our common stock. These alternatives are intended to be used as a means to attract and retain superior employees and directors, to provide a stronger incentive for such employees and directors to put forth maximum effort for the continued success and growth of ZBB Energy and its subsidiaries, and in combination with these goals, to provide employees and directors with a proprietary interest in the performance and growth of ZBB Energy.

The complete text of the plan is set forth as Appendix A to this proxy statement. The summary of the material features of the plan provided in this section does not purport to be complete and is qualified in its entirety by reference to Appendix A.

Equity Compensation Plan Information

The following table sets forth information as of June 30, 2007 about shares of our common stock outstanding and available for issuance under our existing equity compensation plans.

			Number of Securities
			Remaining Available for
			Future Issuance under
	Number of Securities		Equity Compensation
	to be Issued upon	Weighted-Average	Plans (Excluding
	Exercise of	Exercise Price of	Securities Reflected
Plan Category	Outstanding Options	Outstanding Options	in the First Column)

Equity compensation plans approved by security holders(1)	210,610	$5.78	193,213
Equity compensation plans not approved by security holders(2)	250,000	$3.82	274,546
Total	460,610	$4.81	467,759

(1)	Includes (i) the Key Employees Stock Option Plan (the “KESOP”) adopted in 1998; (ii) the Outside Directors Stock Option Plan (the “ODSOP”) adopted in 1998; and (iii) the stock option plan we adopted in 2002 (the “2002 Plan”).

(2)	During 2005 we established an Employee Stock Option Scheme that authorizes the board of directors or a committee thereof to grant options to employees and directors of ZBB Energy or any affiliate of ZBB Energy. The maximum number of options that may be granted in aggregate at any time under this option scheme is generally equal to (a) 5% of the sum of the total number of issued shares of ZBB Energy and the total number of shares underlying options granted under the KESOP, the ODSOP and the 2002 Plan minus (b) the total number of shared underlying options granted under the KESOP, the ODSOP and the 2002 Plan. Options issued shall expire five years after vesting. The exercise price for options issued under this scheme shall be an amount determined by the board of directors. During the year ended June 30, 2007, options to purchase 250,000 shares had been granted and 274,546 shares were available for future grant.

Administration

The plan will be administered by the board of directors with respect to grants to directors under the plan.

The plan will be administered by the board of directors or a committee designated from time to time by the board of directors with respect to grants to employees. The committee will be so constituted as to permit grants to be exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended, unless otherwise determined by the board of directors. We refer to the board of directors and the committee as the “administrator.” The administrator may delegate to the chief executive officer and to other senior officers of ZBB Energy its duties under the plan pursuant to conditions or limitations set by the administrator.

The administrator will have sole discretion to determine the employees or directors to whom awards will be granted, the terms and provisions of each such award and to make all other determinations and interpretations which it deems necessary or advisable for the administration of the plan. A decision of the administrator with regard to any of these matters will be conclusive and binding.

Equity Incentive Plan Information

The plan provides for the grant of nonstatutory stock options, incentive stock options, restricted stock and restricted stock units to certain employees and non-employee directors designated by the board of directors or a committee determined by the board of directors to administer the plan. The maximum number of shares which may be issued under the plan, subject to adjustment as described below, is 1,500,000 shares of common stock. The maximum number of shares subject to options granted during any fiscal year under the plan to any one employee shall be 300,000 subject to adjustment as described below.

Nonstatutory Stock Options.  The administrator may grant nonstatutory stock options under the plan which do not meet the requirements of Section 422 of the Internal Revenue Code and which will be subject to the following terms and conditions. The option exercise price per share will be determined by the administrator but will not be less than 100% of the “fair market value” of the common stock on the date of grant of such option. The term “fair market value” means the closing market price for the common stock on AMEX. Payment of the exercise price of nonstatutory stock options may be made in cash, common stock already owned by the participant, other property, or such other consideration consistent with the plan’s purpose and applicable law as may be determined by the administrator. Every nonstatutory option which has not been exercised within ten years of its date of grant will lapse upon the expiration of the ten year period, unless it has lapsed at an earlier date as determined by the administrator.

During the lifetime of a participant, nonstatutory options granted to that participant under the plan generally will be nontransferable and exercisable only by the participant. A participant will have the right to transfer any nonstatutory options granted to such participant upon such participant’s death to a designated beneficiary or, if none, either by the terms of such participant’s will or under the laws of descent and distribution, subject to any limitations set forth in the plan or except as otherwise determined by the administrator at the time of grant. All distributees will be subject to the terms and conditions of the plan to the same extent as such terms and conditions would apply to the participant if still alive.

Incentive Stock Options.  The administrator may grant incentive stock options under the plan which meet the requirements of Section 422 of the Internal Revenue Code. All incentive stock options, except for the provisions described in this paragraph, will be subject to the same terms and conditions as described under “Equity Incentive Plan Information — Nonstatutory Stock Options,” above. Under the plan, the aggregate fair market value, determined at the time the incentive stock option is granted, of the common stock with respect to which incentive stock options are exercisable for the first time by any participant during any calendar year under the plan and any other incentive stock option plans may not exceed $100,000, or any other limit as may be prescribed by the Internal Revenue Code from time to time. Incentive stock options are not transferable except upon a participant’s death.

Restricted Stock.  The administrator may grant restricted stock under the plan. Restricted stock may not be sold, assigned, conveyed, donated, pledged, transferred or otherwise disposed of or encumbered during a restricted period determined by the administrator. The administrator has the authority to set the terms under which restricted stock will vest. If the employment of a participant holding restricted stock terminates during this restricted period, generally the stock will be forfeited.

Restricted Stock Units.  The administrator may grant restricted stock units under the plan. Restricted stock units may not be sold, assigned, conveyed, donated, pledged, transferred or otherwise disposed of or encumbered or subjected to execution, attachment, or similar process. However, shares distributed in respect of such restricted stock units may be transferred in accordance with applicable securities laws. Any transfer, attempted transfer, or purported transfer of restricted stock units by a participant is null and void. A participant may generally transfer restricted stock units upon his or her death, either to his or her designated beneficiary, or, if none, by the terms of the participant’s will or under the laws of descent and distribution. All distributees will be subject to the terms and conditions of the plan to the same extent as such terms and conditions would apply to the participant if still alive. The administrator has the authority to set the terms under which restricted stock units will vest.

On the first day of each calendar year, the participants who hold restricted stock units and who remain an employee or director will be automatically granted a number of additional restricted stock units equal to (i) the aggregate amount of dividends (or distributions) which would have been received by a shareholder holding a number of shares equal to the number of restricted stock units held by such participant on the record date of any such dividend or distribution, divided by (ii) the average trading price for the preceding calendar year, the average trading price generally being the average of the fair market values on the AMEX on the last trading day of each full and each partial calendar quarter.

Each participant who holds restricted stock units is entitled to receive from ZBB Energy one share for each restricted stock unit. ZBB Energy, as determined by the administrator at the time of the grant, may settle its obligation to deliver shares by instead making a payment of cash substantially equal to the fair market value of the shares it would otherwise be obligated to deliver, or by the issuance of a combination of shares and cash. Shares in respect of restricted stock units will generally be distributed to the participant in respect thereof as of the vesting date or dates, subject to certain tax requirements.

Eligibility

Participants under the plan will be limited to our directors and employees. In determining the employees to whom awards will be granted and the number of shares to be covered by each award, the administrator may take into account the nature of the services rendered by the employees, their present and potential contributions to our success and such other factors as the administrator may deem relevant. We estimate that as of the record date approximately 37 persons may be considered to be eligible to participate in the plan, consisting of three non-employee directors, three executive officers and other employees.

Awards Granted Under the Plan

As of the date of this proxy statement, no awards have been granted under the plan.

Vesting Conditions

Under the plan, options, restricted stock units, and restricted stock will generally vest over a three year period, with one-third of the shares vesting on each annual anniversary of the date of grant. In addition, options, restricted stock units and restricted stock generally will become fully vested upon a participant’s death or disability while an employee or director. The administrator has the ability under the plan to accelerate the vesting of any unvested options, restricted stock units or restricted stock upon a change of control of ZBB Energy while a participant is an employee or a director.

Termination of Employment

Options.  The following will apply to participants holding options upon termination from ZBB Energy as an employee or director unless determined otherwise by the administrator. Any employee whose employment is terminated due to retirement will have one year from the date of termination to exercise any option granted under the plan to the extent the employee had the right to exercise the option on the date of termination. Any participant who ceases to be an employee or director due to disability and the beneficiary of a participant who ceases to be an employee or director due to death, will have one year from the date of such termination to exercise any vested option. If an employee’s employment is terminated for “cause,” (as defined below) any option granted to that employee under the plan that has not been exercised prior to termination will lapse immediately upon termination of employment. If an employee’s employment is terminated for any reason not described above, the employee will have 90 days from the date of such termination to exercise any option granted under the plan to the extent the employee or director had the right to exercise the option on the date of termination.

A termination of employment for “cause” shall have the same meaning as in an employee’s employment agreement, if any. If an employee does not have an employment agreement or a definition for “cause” is not provided in the employment agreement, then “cause” shall mean the following:

•	any failure of the participant to substantially perform his or her duties with ZBB Energy (other than by reasons of illness) which occurs after we have delivered to the participant a demand for performance which specifically identifies the manner in which we believe the participant has failed to perform his or her duties, and the participant fails to resume performance of his or her duties on a continuous basis within 14 days after receiving such demand,

•	a participant’s commission of a material violation of any law or regulation applicable to ZBB Energy or a subsidiary or the participant’s activities in respect of ZBB Energy or subsidiary,

•	a participant’s commission of any material act of dishonesty or disloyalty involving ZBB Energy or any subsidiary,

•	in the case of an employee, his or her chronic absence from work other than by reason of serious health condition,

•	a participant’s commission of a crime which substantially relates to the circumstances of his or her position with ZBB Energy or a subsidiary or which has a material adverse effect on ZBB Energy or a subsidiary, or

•	the willful engaging by such participant in conduct which is demonstrably and materially injurious to ZBB Energy or a subsidiary.

The administrator may, in its sole discretion, increase the periods permitted for exercise of an option following termination of employment under any of the circumstances described above, if allowable under applicable law. In no event, however, will any option be exercisable more than ten years after the date of grant or five years in the case of an incentive stock option granted to a participant who is a 10% shareholder.

Restricted Stock and Restricted Stock Units.  Except as otherwise determined by the administrator at the time of grant or as specified in an employee’s employment agreement and as stated above under “Vesting Conditions,” upon a participant’s ceasing to be an employee or director, as the case may be, the participant will forfeit any restricted stock or restricted stock units that have not vested as of the time of such termination and that were granted to the participant in such capacity.

Adjustment in Event of Capital Changes

The plan provides that the administrator shall make adjustments to the total number of shares authorized for issuance under the plan, the number of shares subject to each outstanding option, the number of shares to which each outstanding award of restricted stock unit relates, the number of shares of restricted stock held by the participant, and the exercise price applicable to each outstanding option, in the event of any change in our capitalization, including stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of shares, or similar transactions. In addition, in the event of a merger or consolidation of ZBB Energy in which ZBB Energy is not the survivor, or the sale or disposition by ZBB Energy of all or substantially all of its assets, the administrator shall provide for the waiver of any restrictions or vesting requirements for awards outstanding under the plan, the conversion of outstanding options or restricted stock units into cash, the conversion of awards into the right to receive securities of another person on terms determined by the administrator, and/or the lapse of all awards after notice in writing has been given that awards may be exercised within a set period from the date of such notice and that awards not exercised within the period will lapse.

Duration and Amendment of the Plan

No awards may be granted pursuant to the plan on or after the ten year anniversary of shareholder approval of the plan. Except to the extent shareholder approval or participant consent is required, the board of directors may amend, modify or terminate the plan.

Except as described below, the administrator may amend, modify or terminate an outstanding award. The administrator may not, without the participant’s consent, amend, modify or terminate an outstanding award unless it determines that the action would not materially and adversely affect the participant. In addition, the administrator may not adjust or amend the exercise price of any outstanding option whether through amendment, cancellation or replacement grants, or any other means, except under the circumstances described under “Adjustment in Event of Capital Changes.”

Federal Income Tax Consequences

The following is a summary of U.S. federal income tax consequences relating to awards granted under the plan. The summary below does not contain a complete analysis of all the potential tax consequences relating to awards granted under the plan, including state, local or foreign tax consequences.

Nonstatutory Stock Options.  A participant will not be deemed to have received taxable income upon the grant of a nonstatutory stock option. Upon the exercise of a nonstatutory stock option, a participant generally will be deemed to have received taxable ordinary income in an amount equal to the excess of the fair market value of the common stock received on the date of exercise over the option price.

Upon the exercise of a nonstatutory stock option, we will ordinarily be entitled to a deduction for federal income tax purposes in an amount equal to the amount included in income by the participant as a result of such exercise. This deduction will be available to us in the tax year in which the participant recognizes the income.

The income arising from a participant who is an employee exercising a nonstatutory stock option will be subject to withholding for federal income tax purposes, and we will be entitled to withhold the amount of tax due from any amounts payable to the participant by us or to defer making delivery of any common stock to be issued until satisfactory withholding arrangements have been made. The basis of shares received upon the exercise of a nonstatutory stock option will be the option exercise price paid plus the amount recognized by the participant as taxable income attributable to such shares as a result of the exercise. Gain or loss recognized by the participant on a subsequent disposition of any such shares will be capital gain or loss if such shares constitute a capital asset in the hands of the participant. For purposes of capital gain or loss tax treatment, a participant’s holding period will commence on the date of exercise.

Incentive Stock Options.  Participants will not be deemed to recognize taxable income upon the grant or exercise of an incentive stock option. If a participant makes no disqualifying disposition of the common stock received upon exercise within the one year period beginning after the transfer of such common stock to the participant nor within two years from the date of grant of the incentive stock option, and if the participant at all times from the date of the grant of the incentive stock option to a date three months before the date of exercise has been an employee of ours, any gain recognized on the disposition of the common stock acquired upon exercise will be deemed a long-term capital gain. The difference between the fair market value of the common stock at the time of exercise and the exercise price will, however, be an item of tax preference, and may subject a participant to the alternative minimum tax. We will not be entitled to any deduction with respect to the grant or exercise of the incentive stock option or the transfer of common stock acquired upon exercise.

If the participant makes a disqualifying disposition of the common stock before the expiration of the one or two year holding periods described above, the participant will be deemed to have received taxable ordinary income at the time of such disposition to the extent that the fair market value of the common stock at the time of exercise, or, if less, the amount realized on such disposition, exceeds the exercise price. To the extent that the amount realized on such disposition exceeds the fair market value of the common stock at the time of exercise, such excess will be taxed as capital gain if the common stock is otherwise a capital asset in the hands of the participant. To the extent the participant recognizes ordinary income on a disqualifying disposition of the common stock, we may be entitled to a deduction for federal income tax purposes in an amount equal to the ordinary income recognized by the participant.

Restricted Stock Units.  A participant will not be deemed to have received taxable income upon the grant of restricted stock units. The participant will be deemed to have received taxable ordinary income at such time as shares are distributed with respect to the restricted stock units in an amount equal to the fair market value of the shares distributed to the participant. If the participant receives cash in lieu of shares, the participant will be deemed to have received taxable ordinary income at such time as the cash is distributed. Upon the distribution of shares to a participant with respect to restricted stock units, we will ordinarily be entitled to a deduction for federal income tax purposes (subject to the requirements of Section 162(m) of the Internal Revenue Code) in an amount equal to the taxable ordinary income recognized by the participant. In the case of employees, such income will be subject to withholding for federal income tax purposes, and we will be entitled to withhold the amount of tax due from any amounts payable to the participant by us or to defer making delivery of any common stock to be issued until satisfactory withholding arrangements have been made. The basis of the shares of common stock received will equal the amount of taxable ordinary income recognized by the participant upon receipt of such shares. Gain or loss recognized by the participant on a subsequent disposition of any such shares will be capital gain or loss if such shares constitute a capital asset in the hands of the participant. A participant’s holding period will commence on the date the shares are distributed to the participant.

Restricted Stock.  The federal income tax consequences of the issuance of restricted stock will depend upon whether the participant elects to be taxed at the time of grant of the restricted stock under Section 83(b) of the Internal Revenue Code. If no election is made, the participant will not be deemed to have received taxable income upon the grant of restricted stock, but rather recognition of income will be postponed until such time as the restrictions on the shares of restricted stock lapse. At that time, the participant will be deemed to have received taxable ordinary income in an amount equal to the fair market value of the restricted stock when the restrictions lapse. If a Section 83(b) election is made, the participant will be deemed to have received taxable ordinary income at the time of the grant of the restricted stock equal to the fair market value of the shares of restricted stock at that time determined without regard to any of the restrictions on the shares, and the participant will not recognize ordinary income on the lapse of the restrictions.

We will be entitled to a deduction for federal income tax purposes in the taxable year in which the participant recognizes any ordinary income as a result of the lapse of restrictions on the restricted stock or as a result of a Section 83(b) election. The amount of the deduction will equal the amount of ordinary income recognized by the participant. In the case of employees, such income will be subject to withholding for federal income tax purposes, and we will be entitled to withhold the amount of tax due from any amounts payable to the participant by us or to defer making delivery of any common stock to be issued until satisfactory withholding arrangements have been made. The basis of any shares received will equal the amount recognized by the participant as taxable income attributable to such shares as a result of the lapse of restrictions on the restricted stock or as a result of a Section 83(b) election. Gain or loss recognized by the participant on a subsequent disposition of any such shares will be capital gain or loss if such shares constitute a capital asset in the hands of the participant. For purposes of determining the holding period of any such shares, there will be included only the period beginning at the time the restrictions lapse or, if a Section 83(b) election is made, at the time of grant.

Market Value

On November 7, 2007, the closing sales price of the common stock on the AMEX was $3.24 per share.

Vote Required

The affirmative vote of a majority of the votes cast on the proposal is required to approve the proposal. Abstentions and broker non-votes will not be counted as voting on the proposal.

The Board of Directors recommends that you vote FOR the approval of the 2007 Equity Incentive Plan and your proxy will be so voted unless you specify otherwise.

AUDIT COMMITTEE REPORT

The audit committee of ZBB Energy has:

•	reviewed and discussed the audited financial statements with management;

•	discussed with PKF, our independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees;

•	received the written disclosures and the letter from PKF required by Independent Standards Board Standard No. 1, Independence Discussions with Audit Committees; and

•	discussed with PKF the audtors’ independence.

Based on these reviews and discussions, the audit committee recommended to the board of directors that the audited financial statements be included in the annual report on Form 10-KSB for the fiscal 2007.

Fees Paid to Independent Auditors

The following table presents fees for audit services rendered by PKF for the audit of our annual consolidated financial statements for fiscal 2007 and 2006, and fees billed by PKF for other services rendered during the same periods.

	2007	2006

Audit Fees	$88,850	$72,294
Audit-Related Fees	$54,000	$50,000
Tax Fees	$0	$0
All Other Fees	$0	$0
Total	$142,850	$122,294

Audit Fees.  Services rendered in this category in 2007 and 2006 consisted of:

•	audits of the consolidated financial statements.

Audit-Related Fees.  Services rendered in 2007 and 2006 in this category, which includes assurance and related services by PKF that are reasonably related to the performance of the audit or review of our financial statements, consisted primarily of:

•	quarterly reviews; and

•	work performed on our Form SB-2.

Tax Fees.  We did not pay any fees to PKF for tax compliance, tax advice, tax planning or other professional tax services during fiscal 2007 or fiscal 2006.

All Other Fees.  There were no other fees paid to PKF for services in fiscal 2007 or 2006.

Pre-Approval Policies and Procedures

We have implemented an Independent Auditor Services Policy related to the provision of audit and non-audit related services. Under these procedures, the audit committee of our board of directors pre-approves all services to be provided by PKF and the estimated fees related to these services.

3.	RATIFICATION OF INDEPENDENT AUDITORS

PKF audited our consolidated financial statements for fiscal 2007, 2006 and 2005. The audit committee of the board of directors has appointed PKF to audit our consolidated financial statements for the fiscal year ending June 30, 2008 and directed that such appointment be submitted to the shareholders for ratification. Representatives of PKF will not be present at the annual meeting.

If the shareholders do not ratify the appointment of PKF, the audit committee will take such action into account in reconsidering the appointment of our independent auditors for the fiscal year ending June 30, 2008.

The affirmative vote of a majority of the votes cast on this proposal shall constitute ratification of PKF as our independent auditors for fiscal 2008. Abstentions and broker non-votes will not be counted as voting and, therefore, will have no impact on the approval of the proposal.

The Board of Directors recommends you vote FOR the ratification of the appointment of PKF as our independent auditors for fiscal 2008 and your proxy will be so voted unless you specify otherwise.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and officers to file reports with the Securities and Exchange Commission disclosing their ownership, and changes in their ownership, of our common stock. Copies of these reports must also be furnished to us. Based solely on a review of these copies, we believe that during fiscal 2007, all filing requirements were met except for one late report on Form 3 for each of Messrs. Mundell and Birnbaum.

SUBMISSION OF SHAREHOLDER PROPOSALS

In accordance with our Shareholder Director Nomination Policy, nominations, other than by or at the direction of the board of directors, of candidates for election as directors at the 2008 annual meeting of shareholders must be received by us no earlier than July 15, 2008 and no later than September 13, 2008. To be considered for inclusion in the proxy statement solicited by the board of directors, shareholder proposals for consideration at the 2008 Annual Meeting of Shareholders must be received by us at our principal executive offices by July 19, 2008. Such nominations or proposals must be submitted to Mr. Geoffrey Hann, Secretary, ZBB Energy Corporation, N93 W14475 Whittaker Way, Menomonee Falls, Wisconsin 53051. To avoid disputes as to the date of receipt, it is suggested that any shareholder proposal be submitted by certified mail, return receipt requested.

OTHER MATTERS

Although management is not aware of any other matters that may come before the annual meeting, if any such matters should be presented, the persons named in the accompanying proxy intend to vote such proxy in accordance with their best judgment.

Shareholders may obtain a copy of our Annual Report on Form 10-KSB at no cost by requesting a copy on our Internet website at www.zbbenergy.com or by writing to Mr. Geoffrey D. Hann, Secretary, ZBB Energy Corporation, N93 W14475 Whittaker Way, Menomonee Falls, Wisconsin 53051.

By Order of the Board of Directors,

Geoffrey David Hann, Secretary

APPENDIX A

2007 EQUITY INCENTIVE PLAN
OF
ZBB ENERGY CORP.

PURPOSE OF THE PLAN

The purpose of the Plan is to provide for compensation alternatives for certain Employees and Directors using or based on the common stock of the Company. These alternatives are intended to be used as a means to attract and retain superior Employees and Directors, to provide a stronger incentive for such Employees and Directors to put forth maximum effort for the continued success and growth of the Company and its Subsidiaries, and in combination with these goals, to provide Employees and Directors with a proprietary interest in the performance and growth of the Company.

1.	DEFINITIONS

Unless the context otherwise requires, the following terms shall have the meanings set forth below:

(a) “Administrator” shall mean (1) with respect to the grant and the administration of Awards to Employees, the committee of the Board of Directors from time to time designated as such Administrator by the Board of Directors, or, if no such committee is so designated, the Board of Directors, and (2) with respect to the grant and the administration of Awards to Directors, the Board of Directors.

(b) “Average Trading Price” shall mean, with respect to any period, the average of the Fair Market Values on the last trading day of each full and each partial calendar quarter included within such period; provided, however, that, in the case of a period ending prior to the end of the first calendar quarter, “Average Trading Price” shall mean, with respect to such period, the Fair Market Value on the day on which such partial calendar quarter ends.

(c) “Award” shall mean an Option, Shares, Restricted Stock, or Restricted Stock Units granted under the Plan.

(d) “Board of Directors” shall mean the entire board of directors of the Company, including both Employee and non-Employee members.

(e) “Cause” shall have the same meaning as in an Employee’s employment agreement, if any. If an Employee does not have an employment agreement or a definition for Cause is not provided in the employment agreement, then Cause shall mean termination of a Participant’s employment or service with the Company, as applicable, (1) any failure of the Participant to substantially perform his or her duties with the Company (other than by reason of illness) which occurs after the Company has delivered to the Participant a demand for performance which specifically identifies the manner in which the Company believes the Participant has failed to perform his or her duties, and the Participant fails to resume performance of his or her duties on a continuous basis within fourteen (14) days after receiving such demand, (2) such Participant’s commission of a material violation of any law or regulation applicable to the Company or a Subsidiary or the Participant’s activities in respect of the Company or a Subsidiary, (3) such Participant’s commission of any material act of dishonesty or disloyalty involving the Company or a Subsidiary, (4) in the case of an Employee, such Participant’s chronic absence from work other than by reason of a serious health condition, (5) such Participant’s commission of a crime which substantially relates to the circumstances of his or her position with the Company or a Subsidiary or which has material adverse effect on the Company or a Subsidiary, or (6) the willful engaging by such Participant in conduct which is demonstrably and materially injurious to the Company or a Subsidiary.

(f) “Change in Control” shall mean the occurrence of any of the following events:

(1) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under such Act), directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by the Company’s then outstanding voting securities, provided, however, no change of control shall be deemed to occur as a result of an acquisition of voting securities of the Company by any other corporation or entity where immediately following such acquisition, more than 50% of the total voting power represented by such entity’s then outstanding voting securities is owned by the individuals and entities owning the Company’s outstanding voting securities, in substantially the same proportions, immediately prior to such acquisition;

(2) a merger or consolidation of the Company with another corporation in which the Company is not the survivor, provided, however, no change in control shall be deemed to occur if immediately following such merger or consolidation, more than 50% of the total voting power represented by such other corporation’s then outstanding voting securities is owned by the individuals and entities owning the Company’s outstanding voting securities, in substantially the same proportions, immediately prior to such merger or consolidation;

(3) individuals who, as of the date hereof, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened “election contest” or other actual or threatened “solicitation” (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the 1934 Securities Exchange Act, as amended) of proxies or consents by or on behalf of a person other than the Incumbent Board; or

(4) the sale or disposition by the Company of all or substantially all the Company’s assets, provided, however, no change in control will be deemed to occur if such sale or disposition is to another entity where, immediately following such transaction, more than 50% of the total voting power represented by such entity’s then outstanding voting securities is owned by the individuals and entities owning the Company’s outstanding voting securities, in substantially the same proportions, immediately prior to such transaction.

Following an event described in any of the provisos to clauses (1), (2), (3), or (4), above, the acquiring, successor, or transferee entity, as the case may be, will thereafter be treated as the Company for purposes of this definition.

(g) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(h) “Committee” shall mean the committee of the Board of Directors constituted as provided in Paragraph 4 of the Plan.

(i) “Company” shall mean ZBB Energy Corp., a Wisconsin corporation.

(j) “Director” shall mean an individual who is a non-Employee member of the Board of Directors.

(k) “Disability” shall mean (i) a Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) a Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Participant’s employer.

(l) “Employee” shall mean an individual who is an employee of the Company or a Subsidiary.

(m) “Fair Market Value” of a Share shall mean, as of any date, the closing price of a Share on the American Stock Exchange; provided, however, if a Share is not susceptible of valuation by the above method, the term “Fair Market Value” of a Share shall mean the fair market value of a Share as the Administrator may determine in conformity with pertinent law.

(n) “Incentive Stock Option” shall mean an option to purchase Shares which complies with the provisions of Section 422 of the Code.

(o) “Nonstatutory Stock Option” shall mean an option to purchase Shares which does not comply with the provisions of Section 422 of the Code or which is designated as such pursuant to Section 7 of the Plan.

(p) “Option” shall mean (1) with respect to an Employee, an Incentive Stock Option or Nonstatutory Stock Option granted under the Plan and (2) with respect to a Director, a Nonstatutory Stock Option granted under the Plan.

(q) “Option Agreement” shall mean the agreement between the Company and a Participant confirming the terms under which an Option is granted to such Participant.

(r) “Participant” shall mean an Employee or Director to whom an Award has been granted under the Plan.

(s) “Plan” shall mean this 2007 Equity Incentive Plan of the Company.

(t) “Restricted Stock” shall mean Shares granted to a Participant by the Administrator which have been designated as “Restricted Stock” to the extent such Shares remain unvested.

(u) “Restricted Stock Agreement” shall mean the agreement between the Company and a Participant confirming the terms under which Restricted Stock has been granted to such Participant.

(v) “Restricted Stock Unit” shall mean a right to receive one (1) Share from the Company in accordance with, and subject to, Section 8 of the Plan.

(w) “Restricted Stock Unit Agreement” shall mean the agreement between the Company and a Participant confirming the terms under which Restricted Stock Units are granted to such Participant.

(x) “Retirement” shall mean the termination of an Employee’s employment with the Company after the Employee has attained age sixty (60).

(y) “Share” or “Shares” shall mean the $0.01 par value common stock of the Company.

(z) “Subsidiary” shall mean any entity in which the Company owns, directly or indirectly, more than 50% of the voting interests entitled to vote in the election of directors, or any comparable governing body if the entity does not have directors.

(aa) “10% Shareholder” shall mean a 10% shareholder of the Company within the meaning of Section 422 of the Code.

Words importing the singular shall include the plural and vice versa and words importing the masculine shall include the feminine. The headings herein are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of the provisions hereof.

2.	AWARDS AVAILABLE UNDER THE PLAN

(a) Awards.  The Administrator may grant Options, Shares, Restricted Stock, and Restricted Stock Units under the Plan.

(b) Determinations by Administrator.  The Administrator shall have the authority, subject to the express provisions of the Plan and applicable law, to determine the Employees or Directors to whom Awards are granted under the Plan, the terms and provisions of each such Award, and rules that shall apply to Awards in order to carry out the Plan, and to make all other determinations and interpretations deemed necessary or advisable for the administration of the Plan. The Administrator’s determination of the foregoing matters shall be conclusive and binding on the Company, all Participants and all other persons.

3.	SHARES RESERVED UNDER PLAN

The aggregate number of Shares which may be issued under the Plan pursuant to the exercise, settlement or grant of Awards is 1,500,000 Shares, all of which may be issued pursuant to Incentive Stock Options under Section 422 of the Code, which may be treasury Shares or authorized but unissued Shares, or a combination of the two, subject to adjustment as provided in Paragraph 11 hereof. For purposes of determining the maximum number of Shares available for issuance under the Plan, (1) any Shares which have been issued as Restricted Stock which are forfeited to the Company shall be treated, following such forfeiture, as Shares which have not been issued, (2) Shares tendered, either actually or by attestation, to the Company as full or partial payment for such exercise of an Option under this Plan shall be treated as issued hereunder, and (3) any Shares which are used in settlement of tax withholding obligations with respect to an Award shall be treated as issued hereunder.

4.	ADMINISTRATION OF THE PLAN

(a) The Plan shall be administered by the Board of Directors with respect to grants to Directors under the Plan.

(b) The Plan shall be administered by the Committee or by the Board of Directors with respect to grants to Employees under the Plan. Except as otherwise determined by the Board of Directors, the Committee shall be so constituted as to permit grants to be exempt from Section 16(b) of the 1934 Securities Exchange Act, as amended, by virtue of Rule 16b-3 thereunder, as such rule is currently in effect or as hereafter modified or amended (“Rule 16b-3”), and to permit the Plan to comply with Section 162(m) of the Code and any regulations promulgated thereunder, or any other statutory rule or regulatory requirements. The members of the Committee shall be appointed from time to time by the Board of Directors.

5.	DELEGATION OF AUTHORITY

Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Administrator may delegate to the chief executive officer and to other senior officers of the Company its duties under the Plan pursuant to such conditions or limitations as the Administrator may establish. Any such delegation may be revoked by the Administrator at any time. Consistent with the foregoing, any delegation of authority may not extend to Awards or decisions governing persons who are officers of the Company under Section 16 of the 1934 Securities Exchange Act, as amended.

6.	ELIGIBILITY

(a) Awards to Directors.  Directors shall be eligible to receive grants of Nonstatutory Stock Options, Shares, Restricted Stock and Restricted Stock Units under the Plan.

(b) Awards to Employees.  Employees shall be eligible to receive grants of Nonstatutory Stock Options, Incentive Stock Options, Restricted Stock and Restricted Stock Units under the Plan.

(c) Award Determinations.  In determining the Employees and Directors to whom Awards shall be granted and the number of Shares to be covered by each Award, the Administrator may take into account the nature of the services rendered by the respective Employees and Directors, their present and potential contributions to the success of the Company, and other such factors as the Administrator in its sole discretion shall deem relevant.

7.	OPTIONS

Options granted under this Plan shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall determine, including the following:

(a) Types of Options.  An Option to purchase Shares granted pursuant to this Plan to any Employee shall be specified to be either an Incentive Stock Option or a Nonstatutory Stock Option. Any grant of an Option shall be confirmed by the execution of an Option Agreement. An Option Agreement may include both an Incentive Stock Option and a Nonstatutory Stock Option. If Options are not designated as Incentive Stock Options, or do not meet the qualifications of Section 422 of the Code, such Options shall be Nonstatutory Stock Options.

(b) Maximum Annual Grant of Options to Any Employee.  The maximum aggregate number of Shares subject to Options granted during any fiscal year under this Plan to any one Employee shall be 300,000. The aggregate fair market value (determined at the time the Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year under this Plan (and under all other plans of the Company or any Subsidiary) shall not exceed $100,000, and/or any other limit as may be prescribed by the Code from time to time.

(c) Option Exercise Price.  The per share purchase price of the Shares under each Option granted pursuant to this Plan shall be determined by the Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant of such Option (110% in the case of a grant of an Incentive Stock Option to a Participant who is a 10% Shareholder).

(d) Vesting Conditions; Exercise Period.

(1) The Administrator shall have the authority to establish the terms of any Option including the conditions under which an Option and/or Shares that may be or are acquired upon exercise of an Option shall vest and other terms and conditions under which an Option may be exercised and Shares may be acquired upon such exercise. The Administrator may set vesting conditions based solely upon the continued employment of a Participant who is an Employee or the continued service of a Director during the applicable vesting period and/or may specify vesting conditions based upon the achievement of specific performance objectives. Unless otherwise specified in an Employee’s employment agreement, if any, or otherwise determined by the Administrator, all Options granted to Participants shall vest ratably over a three (3) year period with one-third (1/3) of such Options vesting annually starting on the first (1) anniversary of the date of such Award and then on each of the subsequent two (2) anniversaries of the date of such Award, provided that the Participant is still an Employee or Director, as the case may be, on each such vesting date.

(2) Except as determined by the Administrator or as otherwise provided in this Plan, upon a Participant ceasing to be an Employee or a Director, as the case may be, such Participant shall forfeit any Option or portion of an Option that was granted to such Participant in such capacity and that has not vested at the time of such cessation.

(3) The Administrator may permit the exercise of an Option to the extent unvested. If so permitted, then upon the exercise of an Option or portion of an Option that has not vested, the Shares received pursuant to such exercise to the extent attributable to the unvested portion of the Option shall be Restricted Stock subject to Section 8 hereof, and having a vesting schedule the same as the vesting schedule of the Option or portion of the Option in respect of which the Shares were received.

(4) Notwithstanding the foregoing, except as otherwise specified in an Employee’s employment agreement, if any, or as otherwise determined by the Administrator at the time of grant, all outstanding Options held by a Participant shall become fully vested and immediately exercisable in full, upon the first to occur of the Participant’s death or Disability while an Employee or a Director, as the case may be.

(5) Except as otherwise specified in an Employee’s employment agreement, if any, the Administrator, in its sole discretion, may accelerate the vesting of all outstanding unvested Options held by a Participant upon the occurrence of a Change in Control while a Participant is an Employee or a Director.

(6) Notwithstanding the foregoing, no Option shall be exercisable after the expiration of ten (10) years from its date of grant (five (5) years in the case of an Incentive Stock Option granted to a

Participant who is a 10% Shareholder). Every Option which has not been exercised within ten (10) years of its date of grant (five (5) years in the case of an Incentive Stock Option granted to a Participant who is a 10% Shareholder) shall lapse upon the expiration of such ten (10)-year period (such five (5)-year period in the case of an Incentive Stock Option granted to a Participant who is a 10% Shareholder) unless it shall have lapsed at an earlier date.

(e) Exercise.

(1) Except as otherwise permitted by the Administrator, an Option shall be exercisable by delivery to the Company (to the attention of its Secretary), at its offices in Menomonee Falls, Wisconsin, of (i) written notice identifying the Option and stating the number of Shares with respect to which it is being exercised, (ii) payment in full of the exercise price of the Shares then being acquired as provided in Paragraph 7(f) hereof, (iii) execution and delivery of a stockholder agreement substantially in the form determined by the Administrator from time to time which shall be provided to the Participant at the time of execution and delivery of the Option Agreement, and (iv) execution of such other documentation as is determined to be necessary or appropriate by the Administrator from time to time the form of which shall be provided to the Participant at the time of execution and delivery of the Option Agreement.

(2) The Company shall have the right to delay the issue or delivery of any Shares to be delivered upon exercise of an Option until (i) the completion of such registration or qualification of such Shares under any federal, state or foreign law, ruling or regulation as the Company shall deem to be necessary or advisable, and (ii) receipt from the Participant of such documents and information as the Company may deem necessary or appropriate in connection with such registration or qualification or the issuance of Shares hereunder.

(f) Payment of Exercise Price.  The exercise price shall be payable in whole or in part in cash, Shares held by the Participant, other property, or such other consideration consistent with the Plan’s purpose and applicable law as may be determined by the Administrator from time to time. Except as otherwise determined by the Administrator at the time of grant, such price shall be paid in cash in full at the time that an Option is exercised. If the Participant is permitted by the Administrator to pay all or a part of the exercise price in Shares and elects to do so, such Participant may make such payment by delivering to the Company a number of Shares, either directly or by attestation, which are equal in value to the purchase or exercise price. For this purpose, all Shares so delivered shall be valued per share at the Fair Market Value of a Share on the business day immediately preceding the day on which such Shares are delivered.

(g) Cessation of Status.  Except as otherwise specified in an Employee’s employment agreement, if any, or as otherwise determined by the Administrator:

(1) Upon Retirement, an Employee shall have one (1) year from the date of such Retirement to exercise any Option granted hereunder as to all or part of the Shares subject to such Option to the extent that as of such Retirement such Participant was vested in such Option; provided, however, that no Option shall be exercisable subsequent to ten (10) years from its date of grant (five (5) years in the case of an Incentive Stock Option granted to a Participant who is a 10% Shareholder).

(2) Any Participant who ceases to be an Employee or a Director due to Disability shall have one (1) year from the date of such cessation to exercise any Option granted hereunder as to all or part of the Shares subject to such Option; provided, however, that no Option shall be exercisable subsequent to ten (10) years after its date of grant (five (5) years in the case of an Incentive Stock Option granted to a Participant who is a 10% Shareholder).

(3) In the event of the death of a Participant while an Employee or a Director, any Option, as to all or any part of the Shares subject to such Option, granted to such Participant shall be exercisable:

(A) for one (1) year after the Participant’s death, but in no event subsequent to ten (10) years after its date of grant (five (5) years in the case of an Incentive Stock Option granted to a Participant who is a 10% Shareholder); and

(B) only (i) by the designated beneficiary of the deceased (such designation to be made in writing at such time and in such manner as the Administrator shall approve or prescribe), or, if the deceased Participant dies without a surviving designated beneficiary, (ii) by the personal representative, administrator, or other representative of the estate of the deceased Participant, or by the person or persons to whom the deceased rights of the deceased Participant under the Option shall pass by will or the laws of descent and distribution.

(4) A Participant who holds an Option and who has designated a beneficiary for purposes of Subparagraph 7(g)(3)(B)(i) hereof may change such designation at any time, by giving written notice to the Administrator, subject to such conditions and requirements as the Administrator may prescribe in accordance with applicable law.

(5) If a Participant ceases to be an Employee or a Director, as the case may be, for a reason other than those specified above in this Section 7, such Participant shall have ninety (90) days from the date of such cessation to exercise any Option that was granted to such Participant in such capacity as to all or part of the Shares subject thereto as to which such Participant has a present right to exercise such Option as of the date of such cessation; provided, however, that no Option shall be exercisable subsequent to ten (10) years after its date of grant (five (5) years in the case of an Incentive Stock Option granted to a Participant who is a 10% Shareholder). Notwithstanding the foregoing, if a person ceases to be an Employee because of a termination of employment for Cause, to the extent an Option held by such Participant is not effectively exercised prior to such cessation, it shall lapse immediately upon such cessation.

(h) Extension of Periods.  The Administrator may in its sole discretion extend the period permitted for exercise of an Option upon a Participant ceasing to be an Employee or a Director as otherwise provided in this Section 7 if allowable under applicable law; provided, however, that in no event may an Option be exercisable subsequent to ten (10) years after its date of grant (five (5) years in the case of an Incentive Stock Option granted to a Participant who is a 10% Shareholder).

(i) Transferability.  Except as otherwise provided in this Paragraph 7(i), or as otherwise determined by the Administrator, an Option granted to a Participant under this Plan shall not be transferable or subjected to execution, attachment or similar process, and during the lifetime of the Participant shall be exercisable only by the Participant. A Participant shall have the right to transfer an Option granted to such Participant upon such Participant’s death, either to the deceased Participant’s designated beneficiary (such designation to be made in writing at such time and in such manner as the Administrator shall approve or prescribe), or, if the deceased Participant dies without a surviving designated beneficiary, by the terms of such Participant’s will or under the laws of descent and distribution, subject to any limitations set forth in this Plan or except as otherwise determined by the Administrator at the time of grant, and all such distributees shall be subject to all terms and conditions of this Plan to the same extent as would be the Participant.

(j) Nature of Options.  No Participant shall have any interest in any fund or in any specific asset or assets of the Company by reason of any Options granted hereunder, or any right to exercise any of the rights or privileges of a stockholder with respect to any Options until Shares are issued in connection with any exercise.

8.	RESTRICTED STOCK/RESTRICTED STOCK UNITS

Restricted Stock or Restricted Stock Units granted under this Plan shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall determine, including the following:

(a) Grants.  The terms of any grant of Restricted Stock or Restricted Stock Units shall be confirmed by the execution of a Restricted Stock Agreement or a Restricted Stock Unit Agreement or, in the case of an Option over Restricted Stock, such terms shall be confirmed by the execution of an Option Agreement.

(b) Restrictions on Restricted Stock.  Restricted Stock may not be sold, assigned, conveyed, donated, pledged, transferred or otherwise disposed of or encumbered for the period determined by the Administrator (the “Restricted Period”), subject to the provisions of this Paragraph 8. In the event that a Participant shall sell, assign, convey, donate, pledge, transfer or otherwise dispose of or encumber the Restricted Stock, said Restricted Stock shall, at the Administrator’s option, and in addition to such other rights and remedies available to the Administrator (including the right to restrain or set aside such transfer), upon written notice to the transferee thereof at any time within ninety (90) days after its discovery of such transaction, be forfeited to the Company.

(c) Vesting Conditions.  The Administrator shall have the authority to establish the terms of any grant of Restricted Stock or Restricted Stock Units including the terms and conditions under which Restricted Stock or Restricted Stock Units shall vest. The Administrator may set vesting conditions based solely upon the continued employment of a Participant who is an Employee or the continued service of a Participant who is a Director during the applicable vesting period and/or may specify vesting conditions based upon the achievement of specific performance objectives. Except as otherwise specified in an Employee’s employment agreement, if any, or otherwise determined by the Administrator, all Restricted Stock and Restricted Stock Units granted to Participants shall vest ratably over a three (3) year period with one-third (1/3) of such Restricted Stock or Restricted Stock Units vesting annually starting on the first (1) anniversary of the date of such Award and then on each of the subsequent two (2) anniversaries of the date of such Award, provided that the Participant is still an Employee or Director, as the case may be, on each such vesting date.

(d) Cessation of Status.  Except as determined by the Administrator or as otherwise provided in this Plan, upon a Participant ceasing to be an Employee or a Director, as the case may be, such Participant shall forfeit any Restricted Stock or Restricted Stock Units that have not vested as of the time of such cessation and that was granted to such Participant in such capacity. Notwithstanding the foregoing, except as otherwise specified in an Employee’s employment agreement, if any, or as otherwise determined by the Administrator at the time of grant, all Restricted Stock and Restricted Stock Units will become fully vested upon the first to occur of the Participant’s death or Disability while in the employ of or providing service to the Company.

(e) Vesting on Change in Control.  Except as otherwise specified in an Employee’s employment agreement, if any, the Administrator, in its sole discretion, may accelerate the vesting of all outstanding unvested Restricted Stock or Restricted Stock Units held by a Participant upon the occurrence of a Change in Control while a Participant is an Employee or a Director.

(f) Retention of Certificates.  The Company will retain custody of the stock certificates representing Restricted Stock, as well as a stock power signed by the Participant for use in the event the Restricted Stock is forfeited to the Company.

(g) Transferability of Restricted Stock Units.  Except as provided below, Restricted Stock Units may not be sold, assigned, conveyed, donated, pledged, transferred or otherwise disposed of or encumbered or subjected to execution, attachment, or similar process; provided, however, that Shares distributed in respect of such Restricted Stock Units may be transferred in accordance with applicable securities laws. Any transfer, attempted transfer, or purported transfer of Restricted Stock Units by a Participant shall be null and void. A Participant shall have the right to transfer Restricted Stock Units upon such Participant’s death, either to the deceased Participant’s designated beneficiary (such designation to be made in writing at such time and in such manner as the Administrator shall prescribe or approve), or, if the deceased Participant dies without a surviving designated beneficiary, by the terms of such Participant’s will or under the laws of descent and distribution, subject to any limitations set forth in the Plan or except as otherwise determined by the Administrator at the time of grant, and all such distributees shall be subject to all terms and conditions of the Plan to the same extent as would the Participant.

(h) No Rights as Shareholders for Participants Holding Restricted Stock Units.  No Participant shall have any interest in any fund or in any specific asset or assets of the Company by reason of any Restricted Stock Units granted hereunder, or any right to exercise any of the rights or privileges of a shareholder with respect to any Restricted Stock Units or any Shares distributable with respect to any Restricted Stock Units until such Shares are so distributed.

(i) Distribution of Shares with respect to Restricted Stock Units.  Each Participant who holds Restricted Stock Units shall be entitled to receive from the Company one Share for each Restricted Stock Unit, as adjusted from time to time in the manner set forth in Section 11 hereof. However, the Company, as determined in the sole discretion of the Administrator at the time of grant, shall be entitled to settle its obligation to deliver Shares by instead making a payment of cash substantially equal to the fair market value of the Shares it would otherwise be obligated to deliver, or by the issuance of a combination of Shares and cash, in the proportions determined by the Administrator, substantially equal to the fair market value of the Shares that the Company otherwise would be obligated to deliver. The fair market value per Share for this purpose will be the Fair Market Value of a Share on the business day immediately preceding the date of the cash payment. Except as otherwise determined by the Administrator at the time of the grant, Shares in respect of Restricted Stock Units shall be distributed to the Participant in respect thereof as of the vesting date or dates; provided, however, that, if any grant of Restricted Stock Units to a Participant who is subject to U.S. federal income tax is nonqualified deferred compensation for purposes of Section 409A of the Code, cash or Shares shall only be distributed in a manner such that Section 409A of the Code will not cause the Participant to become subject to penalties and/or interest thereunder; and provided, further, that no cash or Shares shall be distributed in respect of Restricted Stock Units prior to the date on which such Restricted Stock Units vest.

(j) Dividends and Distributions with respect to Restricted Stock Units.  On the first day of each calendar year, each Participant who holds Restricted Stock Units and who remains an Employee or Director (as applicable) on such date, shall be granted, automatically and specifically without further action of the Board of Directors or the Administrator, a number of additional Restricted Stock Units equal to (i) the aggregate amount of dividends (or distributions) which would have been received by a shareholder holding a number of Shares equal to the number of Restricted Stock Units held by such Participant on the record date of any such dividend or distribution on such date, divided by (ii) the Average Trading Price for the preceding calendar year. A Participant who ceases to be an Employee or a Director (as applicable) shall be granted, automatically and specifically without further action of the Board of Directors, on the day following the date of such cessation, a number of additional Restricted Stock Units equal to (1) the total amount of dividends which would have been received by the Participant during the portion of the year ending when such cessation occurs if the Restricted Stock Units held by the Participant on the record date of any such dividend had been outstanding Shares on such date, (2) divided by the Average Trading Price for the period from January 1 of such year through the date of such cessation. In the event of any distribution other than cash, the foregoing shall be applied based on the fair market value of the property distributed. Additional Restricted Stock Units granted under this Subparagraph 8(j) shall vest and be distributed on the same terms and in the same proportions as the Restricted Stock Units to which the dividends and distributions relate.

9.	FOREIGN AWARD RECIPIENTS

Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have Employees, the Administrator shall have the power and authority in its sole discretion to: (a) determine which Subsidiaries shall be covered by the Plan; (b) determine which individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3 hereof; and (e) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals.

10.	LAWS AND REGULATIONS

Each Option Agreement, Restricted Stock Agreement, and Restricted Stock Unit Agreement shall contain such representations, warranties and other terms and conditions as shall be necessary in the opinion of counsel to the Company to comply with all applicable federal and state securities laws. The Company shall have the right to delay the issue or delivery of any Shares under the Plan until (a) the completion of such registration or qualification of such Shares under any federal or state law, ruling or regulation as the Company shall determine to be necessary or advisable, and (b) receipt from the Participant of such documents and information as the Administrator may deem necessary or appropriate in connection with such registration or qualification.

11.	ADJUSTMENT PROVISIONS

(a) Share Adjustments.  In the event of any stock dividend, stock split, recapitalization, merger, consolidation, combination or exchange of shares of Company stock, or the like, as a result of which shares of any class shall be issued in respect of the outstanding Shares, or the Shares shall be changed into the same or a different number of the same or another class of stock, or into securities of another person, cash or other property (not including a regular cash dividend), the total number and class of Shares authorized to be offered in accordance with Section 3 hereof and the other limitations contained in Section 3 hereof, the number of Shares subject to each outstanding Option, and the number of Shares to which each outstanding Award of Restricted Stock Unit relates, and the exercise price applicable to each outstanding Option shall be appropriately adjusted in such equitable and proportionate as determined by the Administrator. No fractional Share shall be issued under the Plan resulting from any such adjustment but the Administrator in its sole discretion may make a cash payment in lieu of a fractional Share.

(b) Acquisitions.  In the event of a merger or consolidation of the Company with another corporation or entity, or a sale or disposition by the Company of all or substantially all of its assets, the Administrator shall, in its sole discretion, have authority to provide for (1) waiver in whole or in part of any remaining restrictions or vesting requirements in connection with any Award granted hereunder, (2) the conversion of outstanding Options or Restricted Stock Units into cash, (3) the conversion of Awards into the right to receive securities, including options, of another person upon such terms and conditions as are determined by the Administrator in its sole discretion and/or (4) the lapse of all Awards after notice in writing has been given that Awards may be exercised within a set period from the date of such notice and that Awards not exercised within such period shall lapse.

(c) Binding Effect.  Without limiting the generality of what is provided in Section 4 hereof and for avoidance of doubt, any adjustment, waiver, conversion or other action taken by the Administrator under this Section 11 shall be conclusive and binding on all Participants and the Company and their respective successors and assigns.

12.	TAXES

The Company shall be entitled to pay and withhold from any amounts payable by the Company to a Participant the amount of any tax which it believes is the minimum required to be withheld under applicable law in connection with any Award, and the Company may defer making delivery of Shares until arrangements satisfactory to it have been made with respect to any such withholding obligations. If a Participant is permitted by the Administrator to do so, the Participant may, at his or her election, satisfy his or her obligation for payment of required withholding taxes by having the Company retain a number of Shares having an aggregate fair market value equal to the amount of the required withholding tax. For this purpose, the fair market value per share will equal the Fair Market Value of a Share on the business day immediately preceding the date the Shares are withheld. If the Company will not accept Shares for payment of the minimum withholding taxes, the Participant must transfer cash to the Company equal to the withholding obligation.

13.	EFFECTIVENESS OF THE PLAN

The Plan, as approved by the Board of Directors and the stockholders of the Company, shall become effective as of the date of such stockholder approval, and any amendment and/or restatement of the Plan shall become effective as of the date of approval by the Board of Directors, except that, if any amendment or restatement is subject to stockholder approval, the date of stockholder approval instead shall be the effective date.

14.	TERMINATION AND AMENDMENT

(a) Termination or Amendment of Plan.  Unless the Plan shall theretofore have been terminated as hereinafter provided, no Award shall be granted on or after the ten (10) year anniversary of the effective date of the Plan. The Board of Directors may terminate the Plan or make such modifications or amendments thereof as it shall deem advisable, including, but not limited to, such modifications or amendments as it shall deem advisable in order to conform to any law or regulation or accounting standard applicable thereto; provided, however, that the Board of Directors may not, without further approval of the holders of a majority of the Shares voted at any meeting of shareholders at which a quorum is present and voting, adopt any amendment to the Plan for which shareholder approval is required under tax, securities or any other applicable law. No termination, modification or amendment of the Plan may, without the consent of the Participant, adversely affect the rights of such Participant under an outstanding Award then held by the Participant.

(b) Amendment of Awards.  Except as otherwise provided in this Plan, the Administrator may amend an outstanding Award or any Option Agreement, Restricted Stock Agreement, or Restricted Stock Unit Agreement; provided, however, that the Participant’s consent to such action shall be required unless the Administrator determines that the action, taking into account any related action, would not materially and adversely affect the Participant. The Administrator may also modify or amend the terms of any Award granted under the Plan for the purpose of complying with, or taking advantage of, income or other tax or legal requirements or practices of foreign countries which are applicable to Employees. However, notwithstanding any other provision of the Plan, the Administrator may not adjust or amend the exercise price of any outstanding Option, whether through amendment, cancellation and replacement grants, or any other means, except in accordance with Section 11 hereof.

15.	OTHER BENEFIT AND COMPENSATION PROGRAMS

Payments and other benefits received by an Employee under an Award granted pursuant to the Plan shall not be deemed a part of such Employee’s regular, recurring compensation for purposes of the termination, indemnity or severance pay law of any country and shall not be included in, or have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or any Subsidiary unless expressly so provided by such other plan, contract or arrangement, unless required by law, or unless the Administrator expressly determines otherwise.

16.	NO RIGHT TO EMPLOYMENT OR SERVICE

The Plan shall not confer upon any person any right to continue employment or service with the Company or a Subsidiary, nor shall it interfere in any way with the right of the Company or such Subsidiary to terminate any person’s employment or service at any time.

17.	SEVERABILITY

In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

18.	GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Wisconsin, applied without regard to the laws of any other jurisdiction that otherwise would govern under conflict of law principles.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
A Proposals — The Board of Directors recommends a vote FOR the nominee listed and FOR Proposals 2 and 3.
1. Election of Directors

		For	Withhold
01	- William Mundell	☐	☐

		For	Against	Abstain
2.	Approval of the 2007 Equity Incentive Plan of ZBB Energy Corporation.	☐	☐	☐

		For	Against	Abstain
3.	Ratification of PKF as independent auditors for fiscal 2008.	☐	☐	☐

4.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box

ZBB ENERGY CORPORATION
Annual Meeting
of
ZBB Energy Corporation Shareholders
Wednesday, December 12, 2007
10:00 a.m.
Principal Executive Offices of ZBB Energy Corporation
N93 W14475 Whittaker Way
Menomonee Falls, Wisconsin

Agenda
•	Elect one director to serve until 2010 as a Class III director.

•	Approval of the 2007 Equity Incentive Plan of ZBB Energy Corporation.

•	Ratification of PKF as independent auditors for 2008.

•	Transact such other business as may properly come before the meeting.

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — ZBB ENERGY CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ZBB ENERGY CORPORATION
The undersigned hereby appoints Robert J. Parry and Geoffrey D. Hann proxies, each with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of ZBB Energy Corporation standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Shareholders of ZBB Energy Corporation to be held December 12, 2007 or any adjournment thereof.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. PROPOSALS 1, 2 AND 3 ARE BEING PROPOSED BY ZBB ENERGY CORPORATION.
(Continued, and to be marked, dated and signed, on the other side)